UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014

PGT, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-52059	20-0634715
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive
North Venice, Florida 34275
(941) 480-1600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry Into A Material Definitive Agreement.

On July 25, 2014, PGT, Inc., (the “Company”) through its wholly-owned subsidiary PGT Industries, Inc. (“PGTI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGI Windows and Doors Holdings, Inc., a Delaware corporation (“CGI”), Hot Ledge Company, a Delaware corporation and wholly-owned subsidiary of PGTI (“Acquisition Sub”), and Cortec Group Fund IV, L.P., solely in its capacity as the representative of the equity holders of CGI (the “Representative”).  Pursuant to the terms and conditions of the Merger Agreement, Acquisition Sub will merge with and into CGI, with CGI surviving as a wholly-owned subsidiary of PGTI (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, all outstanding shares of capital stock of CGI (other than shares as to which dissenters’ rights have been properly exercised) will be cancelled and converted into the right to receive aggregate merger consideration of $111 million in cash, as adjusted with respect working capital, cash, indebtedness and unpaid transaction expenses of CGI as of the closing date of the Merger.

The Merger Agreement contains customary representations, warranties and covenants of CGI, PGTI and Acquisition Sub.  Subject to certain limitations, the former equity holders of CGI will be required to indemnify PGTI for damages resulting from any breaches of CGI’s representations, warranties and covenants made in the Merger Agreement and certain other matters.  To supplement the indemnification provided by CGI’s former equity holders, the Merger Agreement contemplates that PGTI will obtain representation and warranty insurance in connection with the closing.

The consummation of the Merger is subject to certain closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; (ii) the written consent or approval of CGI stockholders holding at least 97.5% of the outstanding common stock of CGI at or prior to the closing; (iii) the absence of a material adverse effect on CGI and its subsidiaries; and (iv) other customary closing conditions.

Concurrently with entering into the Merger Agreement, Acquisition Sub received a commitment letter (the “Commitment Letter”) from Deutsche Bank AG New York Branch, DeutscheBank Securities Inc., KeyBank National Association, and KeyBanc Capital Markets Inc. The Commitment Letter provides a commitment, subject to customary conditions precedent, to provide the Company and its subsidiaries with financing for (i) the transactions contemplated by the Merger Agreement; (ii) the refinancing of the Company’s and CGI’s outstanding indebtedness; (iii) costs and expenses related to the Merger; and (iv) ongoing working capital and general corporate purposes (collectively, the “Financing”). The Financing is anticipated to consist of (i) a term loan facility in the aggregate principal amount of $200 million and (ii) a revolving credit facility in the aggregate principal amount of $35 million, each of which will be guaranteed by the Company’s existing and future domestic subsidiaries.

The Merger Agreement may be terminated under certain circumstances, including, among others, (i) by either party if the Merger is not consummated on or before September 22, 2014, or such later date provided by the Merger Agreement; (ii) by PGTI (A) if the Company has breached any representation, warranty, or covenant contained in the Agreement and such breach cannot be or has not been cured within fifteen (15) days following delivery of written notice of such breach, (B) in connection with certain updates to CGI’s disclosure schedules or (C) if the Financing becomes unavailable on terms set forth in the Commitment Letter; and (iii) by CGI if PGTI or Acquisition Sub has breached any representation, warranty, or covenant contained in the Agreement and such breach cannot be or has not been cured within fifteen (15) days following delivery of written notice of such breach.

The Merger Agreement provides that if PGTI terminates the Merger Agreement due to unavailability of the Financing, PGTI will be required to pay CGI a reverse termination fee equal to $6 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by PGTI and CGI in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

On July 28, 2014, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01        Regulation FD Disclosure.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2014	PGT, INC.

	By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated July 25, 2014, among PGTI, Acquisition Sub, CGI and the Representative. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release dated July 28, 2014.